UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 10, 2004

PRIMUS KNOWLEDGE SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Washington	000-26273	91-1350484
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

1601 Fifth Avenue, Suite 1900, Seattle, Washington	98101
(Address of principal executive offices)	(Zip code)

     Registrant’s telephone number, including area code: (206) 834-8100

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Required FD Disclosure.
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES
Exhibit Index
EX-99.1 AGREEMENT AND PLAN OF MERGER
EX-99.2 FORM OF VOTING AGREEMENT

Item 5. Other Events and Required FD Disclosure.

     On August 10, 2004, we announced that we have entered into a definitive agreement and plan of merger with Art Technology Group, Inc., a Delaware corporation (“ATG”). In connection with the merger agreement, certain of our shareholders holding approximately 14.6% of our outstanding common stock have entered into voting agreements with ATG, pursuant to which such shareholders have agreed to vote in favor of the merger. Copies of the agreement and plan of merger and the form of voting agreement are attached as exhibits 99.1 and 99.2 to, and incorporated by reference in, this current report.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c) Exhibits.

Number	Title

99.1	Agreement and Plan of Merger dated as of August 10, 2004, by and among Art Technology Group, Inc., Autobahn Acquisition, Inc. and Primus Knowledge Solutions, Inc.

99.2	Form of Voting Agreement dated as of August 10, 2004, by and between Art Technology Group, Inc. and certain individual shareholders of Primus Knowledge Solutions, Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIMUS KNOWLEDGE SOLUTIONS, INC.

Dated: August 17, 2004	By:	/s/ David Williamson
David Williamson Executive Vice President Business Affairs, General Counsel and Secretary

Exhibit Index

Number	Title

99.1	Agreement and Plan of Merger dated as of August 10, 2004, by and among Art Technology Group, Inc., Autobahn Acquisition, Inc. and Primus Knowledge Solutions, Inc.

99.2	Form of Voting Agreement dated as of August 10, 2004, by and between Art Technology Group, Inc. and each of certain individual stockholders of Primus Knowledge Solutions, Inc.